UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2014

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 2, 2014, the Board amended Article V of the Bylaws of the Company to decrease the number of persons serving on the Board. The description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended (with deletions indicated by strikeout and additions indicated by double underline) attached as Exhibit 3(ii) and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 2, 2014, the Company held its Annual Meeting of Shareholders.  At this meeting, the Company’s shareholders (i) elected each of the persons listed below as a director for the term specified below, (ii) approved a non-binding advisory resolution on named executive officer compensation, (iii) approved KPMG LLP as the Company’s independent registered accounting firm for 2014, and (iv) approved a shareholder proposal regarding the annual election of directors.

The Company’s shareholders voted as follows:

Proposal 1 – Election of Directors

Terms expiring in 2017:
	For	Withheld	Broker Non-Votes

Susan E. Docherty	43,093,419	346,784	2,100,913

Reginald D. Hedgebeth	43,038,635	401,568	2,100,913

Shareholders elected the nominees with approximately 99% in favor of each of the nominees.

Proposal 2 – Approval of a non-binding advisory resolution on named executive officer compensation

For	Against	Abstain	Broker Non-Votes

38,649,112	1,729,388	3,061,703	2,100,913

Shareholders approved the advisory resolution on named executive officer compensation with approximately 96% in favor.

Proposal 3 – Approval of KPMG LLP as the Company’s independent registered public accounting firm for 2014

For	Against	Abstain	Broker Non-Votes

44,641,000	769,509	130,607	0

Shareholders approved KPMG LLP as the Company’s independent registered public accounting firm with approximately 98% in favor.

Proposal 4 – Approval of the shareholder proposal regarding the annual election of directors

For	Against	Abstain	Broker Non-Votes

34,054,157	9,240,817	145,229	2,100,913

Shareholders approved the shareholder proposal with approximately 79% in favor.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	3(ii)	Bylaws of the Brink’s Company, as amended and restated, effective May 2, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: May 7, 2014	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3(ii)	Bylaws of the Brink’s Company, as amended and restated, effective May 2, 2014